Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our reports dated December 14, 2000 and December 1, 1999 on the financial statements of Stratus Services Group, Inc. as of September 30, 2000 and 1999 and for the years ended September 30, 2000, 1999 and 1998, which is included in this Amendment No. 1 to S-1 (Registration No. 333-55312) of Stratus Services Group, Inc. and to the reference to our firm under the caption "Experts".


                                        /s/ Amper, Politziner & Mattia, P.A.
                                        AMPER, POLITZINER & MATTIA, P.A.

March 30, 2001
Edison, New Jersey